UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 7, 2008

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 7, 2008, TransMontaigne GP L.L.C., the general partner of TransMontaigne Partners L.P. (the “Partnership”) executed a Second Amendment to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), to be effective as of January 1, 2007.  The Amendment is intended to simplify the preparation by the Partnership of annual federal income tax information reports (on Schedule K-1) to the unitholders.  The Amendment modifies the income and loss allocations made between the general partner (including the general partner’s incentive distribution rights) and the Partnership’s unitholders after a follow-on offering of Partnership units.  The Amendment is not expected to materially change the amount of net taxable income or loss allocated to the Partnership’s unitholders or the economic rights of the Partnership’s unitholders as compared to the general partner.  A copy of the Amendment is filed as an exhibit to this Current Report and is incorporated into this Item 5.03 by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Second Amendment to the First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: April 8, 2008	By:	/s/ Frederick W. Boutin
	Name:	Frederick W. Boutin
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Second Amendment to the First Amended and Restated Agreement of Limited Partnership of TransMontaigne Partners L.P.